SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of

the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2013

ATRICURE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-51470	34-1940305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6217 Centre Park Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 755-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective January 30, 2013, AtriCure, Inc. (the “Company”) and Silicon Valley Bank (the “Bank”) entered into a Joinder and Fifth Loan Modification Agreement (the “Loan Modification Agreement”) and an Export-Import Bank Joinder and Third Loan Modification Agreement (the “Ex-Im Agreement” and, collectively with the Loan Modification Agreement, the “Modification Agreements”) which set forth certain amendments to the Company’s credit facility with the Bank.

The Modification Agreements add the Company’s wholly-owned subsidiary, AtriCure, LLC, as a borrower, and the Loan Modification Agreement modifies the Company’s timing for submitting a forecast to the Bank and decreases the EBITDA amount the Company must achieve to meet the minimum EBITDA covenant.

The foregoing description of the Loan Modification Agreements is qualified in its entirety by the full text of the Loan Modification Agreement and the Ex-Im Agreement as attached to and filed with this Form 8-K as Exhibits 10.1 and 10.2, respectively.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

No.	Description

10.1	Joinder and Fifth Loan Modification Agreement between Silicon Valley Bank and AtriCure, Inc. dated January 30, 2013

10.2	Export-Import Bank Joinder and Third Loan Modification Agreement between Silicon Valley Bank and AtriCure, Inc. dated January 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATRICURE, INC.

Date: January 31, 2013	By:	/s/ M. Andrew Wade
M. Andrew Wade Vice President and Chief Financial Officer

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